Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2018 FINANCIAL RESULTS

Significant earnings improvement driven by strong price realizations and operational performance

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Third quarter 2018 net earnings of $1.57 per share; earnings before items[1] of $1.46 per share
•	Personal Care margin improvement plan expected to result in $25-30 million of annualized benefit
•	Hurricane related impacts of $6 million

Fort Mill, SC, November 1, 2018 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $99 million ($1.57 per share) for the third quarter of 2018 compared to net earnings of $43 million ($0.68 per share) for the second quarter of 2018 and net earnings of $70 million ($1.11 per share) for the third quarter of 2017. Sales for the third quarter of 2018 were $1.4 billion.

Excluding items listed below, the Company had earnings before items1 of $92 million ($1.46 per share) for the third quarter of 2018 compared to earnings before items1 of $41 million ($0.65 per share) for the second quarter of 2018 and earnings before items1 of $65 million ($1.03 per share) for the third quarter of 2017.

ITEMS

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Third quarter 2018
● Repatriation tax benefit	Corporate	Income tax benefit	$7	$7	$0.11

Second quarter 2018
● Gain on disposal of property, plant & equipment	Pulp & Paper	Other operating income	$3	$2	$0.03

Third quarter 2017
● Gain on disposal of property, plant & equipment	Pulp & Paper	Other operating income	$4	$3	$0.05
● Partial reversal of contingent consideration related to an acquisition	Corporate	Other operating income	$2	$2	$0.03

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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QUARTERLY REVIEW

“Our strong performance was driven by accelerating price realizations and margin expansion, particularly, within our Pulp and Paper businesses. Our operations also ran exceptionally well, despite some weather-related outages, with productivity gains across the mill system,” said John D. Williams, President and Chief Executive Officer. “We have strong momentum to close the year on a high note, and the confidence that our Pulp and Paper businesses will enter 2019 in the best position in recent years.”

Commenting on Personal Care, Mr. Williams added, “Escalating raw material costs continue to compress our margins in adult incontinence and baby diapers. As a result, we are accelerating the pace of actions that will improve margins and EBITDA, with a plan that is expected to generate annual benefits of approximately $25 to 30 million, with full effect by the end of 2020. This will include headcount reductions, the permanent closure of our Waco, Texas facility, and commercial and operational initiatives. The sum of these actions will reduce our cost base and strengthen our long-term competitive position.”

Operating income was $114 million in the third quarter of 2018 compared to operating income of $62 million in the second quarter of 2018. Depreciation and amortization totaled $75 million in the third quarter of 2018.

Operating income before items1 was $114 million in the third quarter of 2018 compared to an operating income before items1 of $59 million in the second quarter of 2018.

(In millions of dollars)	3Q 2018	2Q 2018

Sales	$1,367	$1,353
Operating income (loss)
Pulp and Paper segment	135	79
Personal Care segment	(3)	2
Corporate	(18)	(19)
Total operating income	114	62
Operating income before items[1]	114	59
Depreciation and amortization	75	79

The increase in operating income in the third quarter of 2018 was the result of higher average selling prices for pulp and paper, lower maintenance costs, favorable productivity, lower raw material costs and selling, general and administrative expenses. These factors were partially offset by lower volume, higher freight and other costs.

When compared to the second quarter of 2018, manufactured paper shipments were down 4% and pulp shipments increased 3%. The shipments-to-production ratio for paper was 98% in the third quarter of 2018, compared to 102% in the second quarter of 2018. Paper inventories increased by 17,000 tons, and pulp inventories increased by 17,000 metric tons when compared to the second quarter of 2018.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $70 million and capital expenditures were $49 million, resulting in free cash flow1 of $21 million for the third quarter of 2018. Domtar’s net debt-to-total capitalization ratio1 stood at 25% at September 30, 2018 and at June 30, 2018.

OUTLOOK

In the fourth quarter, we expect lower maintenance costs in Pulp and Paper. Paper and Pulp should continue to realize higher prices following recently announced price increases. Personal Care should benefit from higher volume and our margin improvement efforts while commodity cost inflation is expected to remain at elevated levels.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its third quarter 2018 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its fourth quarter 2018 earnings results on February 5, 2019 before markets open, followed by a conference call at 11:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.1 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2017 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
	(Unaudited)
	$	$	$	$

Selected Segment Information
Sales (1)
Pulp and Paper	1,146	1,054	3,369	3,126
Personal Care	237	251	746	736
Total for reportable segments	1,383	1,305	4,115	3,862
Intersegment sales	(16)	(15)	(50)	(49)
Consolidated sales	1,367	1,290	4,065	3,813
Depreciation and amortization
Pulp and Paper	58	63	180	190
Personal Care	17	17	53	49
Consolidated depreciation and amortization	75	80	233	239
Operating income (loss)(2)
Pulp and Paper	135	89	290	181
Personal Care	(3)	8	7	37
Corporate	(18)	(12)	(44)	(33)
Consolidated operating income	114	85	253	185
Interest expense, net	15	16	47	50
Non-service components of net periodic benefit cost	(4)	(4)	(13)	(10)
Earnings before income taxes and equity loss	103	73	219	145
Income tax expense	3	3	22	17
Equity loss, net of taxes	1	—	1	—
Net earnings	99	70	196	128
Per common share (in dollars)
Net earnings
Basic	1.57	1.12	3.12	2.04
Diluted	1.57	1.11	3.11	2.04
Weighted average number of common shares outstanding (millions)
Basic	62.9	62.7	62.8	62.6
Diluted	63.2	62.9	63.1	62.8
Cash flows from operating activities	70	112	337	324
Additions to property, plant and equipment	49	40	111	111

(1)

As a result of adopting ASU 2014-09 “Revenue from Contracts with Customers,” the Company has revised its 2017 segment disclosures to conform to the new guideline. (Previously reported numbers for Sales for the three and nine months ended September 30, 2017 were as follows: Pulp and Paper: $1,054 million and $3,126 million, respectively; Personal Care: $253 million and $743 million, respectively; Intersegment sales: $(15) million and $(49) million, respectively.)

(2)

As a result of adopting ASU 2017-07 “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” the Company has revised its 2017 segment disclosures to conform to the new guideline. (Previously reported numbers for Operating income (loss) for the three and nine months ended September 30, 2017 were as follows: Pulp and Paper: $93 million and $192 million, respectively; Personal Care: $8 million and $37 million, respectively; Corporate: $(12) million and $(34) million, respectively.)

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
	(Unaudited)
	$	$	$	$

Sales	1,367	1,290	4,065	3,813
Operating expenses
Cost of sales, excluding depreciation and amortization	1,059	1,016	3,239	3,066
Depreciation and amortization	75	80	233	239
Selling, general and administrative	115	116	343	329
Other operating loss (income), net	4	(7)	(3)	(6)
	1,253	1,205	3,812	3,628
Operating income	114	85	253	185
Interest expense, net	15	16	47	50
Non-service components of net periodic benefit cost	(4)	(4)	(13)	(10)
Earnings before income taxes and equity loss	103	73	219	145
Income tax expense	3	3	22	17
Equity loss, net of taxes	1	—	1	—
Net earnings	99	70	196	128
Per common share (in dollars)
Net earnings
Basic	1.57	1.12	3.12	2.04
Diluted	1.57	1.11	3.11	2.04
Weighted average number of common shares outstanding (millions)
Basic	62.9	62.7	62.8	62.6
Diluted	63.2	62.9	63.1	62.8

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30,	December 31,
	2018	2017
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	256	139
Receivables, less allowances of $6 and $7	702	704
Inventories	772	757
Prepaid expenses	33	33
Income and other taxes receivable	17	24
Total current assets	1,780	1,657
Property, plant and equipment, net	2,621	2,765
Intangible assets, net	607	633
Other assets	174	157
Total assets	5,182	5,212
Liabilities and shareholders' equity
Current liabilities
Trade and other payables	717	716
Income and other taxes payable	32	24
Long-term debt due within one year	1	1
Total current liabilities	750	741
Long-term debt	1,103	1,129
Deferred income taxes and other	488	491
Other liabilities and deferred credits	288	368
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,979	1,969
Retained earnings	963	849
Accumulated other comprehensive loss	(390)	(336)
Total shareholders' equity	2,553	2,483
Total liabilities and shareholders' equity	5,182	5,212

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the nine months ended
	September 30, 2018	September 30, 2017
	(Unaudited)
	$	$
Operating activities
Net earnings	196	128
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	233	239
Deferred income taxes and tax uncertainties	3	(19)
Net gains on disposals of property, plant and equipment	(4)	(4)
Stock-based compensation expense	7	6
Equity loss, net	1	—
Other	—	1
Changes in assets and liabilities
Receivables	(7)	(28)
Inventories	(23)	(10)
Prepaid expenses	(4)	(2)
Trade and other payables	(6)	11
Income and other taxes	(16)	30
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(46)	(33)
Other assets and other liabilities	3	5
Cash flows from operating activities	337	324
Investing activities
Additions to property, plant and equipment	(111)	(111)
Proceeds from disposals of property, plant and equipment	4	8
Other	(6)	—
Cash flows used for investing activities	(113)	(103)
Financing activities
Dividend payments	(81)	(78)
Net change in bank indebtedness	—	(12)
Change in revolving credit facility	—	(50)
Proceeds from receivables securitization facility	—	25
Repayments of receivables securitization facility	(25)	(35)
Repayments of long-term debt	—	(63)
Other	1	1
Cash flows used for financing activities	(105)	(212)
Net increase in cash and cash equivalents	119	9
Impact of foreign exchange on cash	(2)	9
Cash and cash equivalents at beginning of period	139	125
Cash and cash equivalents at end of period	256	143
Supplemental cash flow information
Net cash payments for:
Interest	48	49
Income taxes	40	18

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2018				2017
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings (loss)
	Net earnings (loss)	($)	54	43	99	196	20	38	70	(386)	(258)
(+)	Impairment of goodwill	($)	—	—	—	—	—	—	—	573	573
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	1	1
(+)	Litigation settlement	($)	2	—	—	2	—	—	—	—	—
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(2)	—	(3)	—	—	(3)	(8)	(11)
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	—	(2)	—	(2)
(-)	U.S. Tax Reform	($)	—	—	(7)	(7)	—	—	—	(140)	(140)
(=)	Earnings before items	($)	55	41	92	188	20	38	65	40	163
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.9	63.2	63.2	63.1	62.8	62.7	62.9	62.7	62.7
(=)	Earnings before items per diluted share	($)	0.87	0.65	1.46	2.98	0.32	0.61	1.03	0.64	2.60

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings (loss)
	Net earnings (loss)	($)	54	43	99	196	20	38	70	(386)	(258)
(+)	Equity loss, net of taxes	($)	—	—	1	1	—	—	—	—	—
(+)	Income tax expense (benefit)	($)	11	8	3	22	5	9	3	(142)	(125)
(+)	Interest expense, net	($)	16	16	15	47	17	17	16	16	66
(+)	Depreciation and amortization	($)	79	79	75	233	80	79	80	82	321
(+)	Impairment of goodwill	($)	—	—	—	—	—	—	—	578	578
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(3)	—	(4)	—	—	(4)	(9)	(13)
(=)	EBITDA	($)	159	143	193	495	122	143	165	139	569
(/)	Sales	($)	1,345	1,353	1,367	4,065	1,302	1,221	1,290	1,335	5,148
(=)	EBITDA margin	(%)	12%	11%	14%	12%	9%	12%	13%	10%	11%
	EBITDA	($)	159	143	193	495	122	143	165	139	569
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	2	2
(+)	Litigation settlement	($)	2	—	—	2	—	—	—	—	—
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	—	(2)	—	(2)
(=)	EBITDA before items	($)	161	143	193	497	122	143	163	141	569
(/)	Sales	($)	1,345	1,353	1,367	4,065	1,302	1,221	1,290	1,335	5,148
(=)	EBITDA margin before items	(%)	12%	11%	14%	12%	9%	12%	13%	11%	11%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2018				2017
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year

Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	90	177	70	337	91	121	112	125	449
(-)	Additions to property, plant and equipment	($)	(25)	(37)	(49)	(111)	(34)	(37)	(40)	(71)	(182)
(=)	Free cash flow	($)	65	140	21	226	57	84	72	54	267

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	—	1	—		2	—	—	—
(+)	Long-term debt due within one year	($)	1	1	1		64	1	1	1
(+)	Long-term debt	($)	1,103	1,103	1,103		1,188	1,203	1,164	1,129
(=)	Debt	($)	1,104	1,105	1,104		1,254	1,204	1,165	1,130
(-)	Cash and cash equivalents	($)	(152)	(264)	(256)		(111)	(124)	(143)	(139)
(=)	Net debt	($)	952	841	848		1,143	1,080	1,022	991
(+)	Shareholders' equity	($)	2,493	2,458	2,553		2,685	2,770	2,886	2,483
(=)	Total capitalization	($)	3,445	3,299	3,401		3,828	3,850	3,908	3,474
	Net debt	($)	952	841	848		1,143	1,080	1,022	991
(/)	Total capitalization	($)	3,445	3,299	3,401		3,828	3,850	3,908	3,474
(=)	Net debt-to-total capitalization	(%)	28%	25%	25%		30%	28%	26%	29%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2018

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'18	Q2'18	Q3'18	Q4'18	YTD	Q1'18	Q2'18	Q3'18	Q4'18	YTD	Q1'18	Q2'18	Q3'18	Q4'18	YTD	Q1'18	Q2'18	Q3'18	Q4'18	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	76	79	135	—	290	8	2	(3)	—	7	(7)	(19)	(18)	—	(44)	77	62	114	—	253
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(3)	—	—	(4)	—	—	—	—	—	—	—	—	—	—	(1)	(3)	—	—	(4)
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	2	—	—	—	2	2	—	—	—	2
(=)	Operating income (loss) before items	($)	75	76	135	—	286	8	2	(3)	—	7	(5)	(19)	(18)	—	(42)	78	59	114	—	251

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	75	76	135	—	286	8	2	(3)	—	7	(5)	(19)	(18)	—	(42)	78	59	114	—	251
(+)	Non-service components of net periodic benefit cost	($)	4	6	4	—	14	—	—	—	—	—	—	(1)	—	—	(1)	4	5	4	—	13
(+)	Depreciation and amortization	($)	61	61	58	—	180	18	18	17	—	53	—	—	—	—	—	79	79	75	—	233
(=)	EBITDA before items	($)	140	143	197	—	480	26	20	14	—	60	(5)	(20)	(18)	—	(43)	161	143	193	—	497
(/)	Sales	($)	1,100	1,123	1,146	—	3,369	262	247	237	—	746	—	—	—	—	—	1,362	1,370	1,383	—	4,115
(=)	EBITDA margin before items	(%)	13%	13%	17%	—	14%	10%	8%	6%	—	8%	—	—	—	—	—	12%	10%	14%	—	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2017

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	30	62	89	56	237	16	13	8	(564)	(527)	(8)	(13)	(12)	(5)	(38)	38	62	85	(513)	(328)
(+)	Impairment of goodwill	($)	—	—	—	—	—	—	—	—	578	578	—	—	—	—	—	—	—	—	578	578
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	(4)	—	(4)	—	—	—	—	—	—	—	—	(9)	(9)	—	—	(4)	(9)	(13)
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	—	—	—	—	—	—	—	(2)	—	(2)	—	—	(2)	—	(2)
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	2	2	—	—	—	—	—	—	—	—	2	2
(=)	Operating income (loss) before items	($)	30	62	85	56	233	16	13	8	16	53	(8)	(13)	(14)	(14)	(49)	38	62	79	58	237

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	30	62	85	56	233	16	13	8	16	53	(8)	(13)	(14)	(14)	(49)	38	62	79	58	237
(+)	Non-service components of net periodic benefit cost	($)	4	3	4	2	13	—	—	—	—	—	—	(1)	—	(1)	(2)	4	2	4	1	11
(+)	Depreciation and amortization	($)	64	63	63	64	254	16	16	17	18	67	—	—	—	—	—	80	79	80	82	321
(=)	EBITDA before items	($)	98	128	152	122	500	32	29	25	34	120	(8)	(14)	(14)	(15)	(51)	122	143	163	141	569
(/)	Sales	($)	1,073	999	1,054	1,090	4,216	247	238	251	260	996	—	—	—	—	—	1,320	1,237	1,305	1,350	5,212
(=)	EBITDA margin before items	(%)	9%	13%	14%	11%	12%	13%	12%	10%	13%	12%	—	—	—	—	—	9%	12%	12%	10%	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2018				2017
		Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,100	1,123	1,146	3,369	1,073	999	1,054	1,090	4,216
Operating income	($)	76	79	135	290	30	62	89	56	237
Depreciation and amortization	($)	61	61	58	180	64	63	63	64	254
Paper
Paper Production	('000 ST)	739	739	743	2,221	709	715	745	724	2,893
Paper Shipments - Manufactured	('000 ST)	769	754	727	2,250	745	698	722	726	2,891
Communication Papers	('000 ST)	640	615	596	1,851	622	582	597	600	2,401
Specialty and Packaging Papers	('000 ST)	129	139	131	399	123	116	125	126	490
Paper Shipments - Sourced from 3rd parties	('000 ST)	28	26	30	84	29	26	29	25	109
Paper Shipments - Total	('000 ST)	797	780	757	2,334	774	724	751	751	3,000
Pulp
Pulp Shipments(a)	('000 ADMT)	374	377	390	1,141	453	383	424	462	1,722
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	4%	3%	3%	3%	4%	3%	7%	5%	5%
Softwood Kraft Pulp	(%)	58%	56%	56%	57%	67%	62%	61%	54%	61%
Fluff Pulp	(%)	38%	41%	41%	40%	29%	35%	32%	41%	34%

Personal Care Segment
Sales	($)	262	247	237	746	247	238	251	260	996
Operating income (loss)	($)	8	2	(3)	7	16	13	8	(564)	(527)
Depreciation and amortization	($)	18	18	17	53	16	16	17	18	67
Impairment of goodwill	($)	—	—	—	—	—	—	—	578	578

Average Exchange Rates	$US / $CAN	1.264	1.290	1.307	1.287	1.323	1.344	1.253	1.272	1.297
	$CAN / $US	0.791	0.775	0.765	0.777	0.756	0.744	0.798	0.786	0.771
	€ / $US	1.229	1.192	1.163	1.195	1.066	1.100	1.175	1.178	1.130

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.